UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) March 25, 2019

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07 Submission of Matters to a Vote of Security Holders

On March 25, 2019, the Company held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s headquarters in Brookfield, Connecticut. At the Annual Meeting, the Company’s stockholders approved four (4) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected seven (7) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	47,842,527	8,626,032	4,008,219
Joseph A. Fiorita, Jr.	48,643,241	7,825,318	4,008,219
Liang-Choo Hsia	52,240,506	4,228,053	4,008,219
Peter S. Kirlin	52,133,135	4,335,424	4,008,219
Constantine S. Macricostas	51,489,845	4,978,714	4,008,219
George Macricostas	47,437,802	9,030,757	4,008,219
Mitchell G. Tyson	40,590,257	15,878,302	4,008,219

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2019 as set forth below:

Votes For	Votes Against	Abstentions
57,750,536	2,705,234	21,008

Proposal 3.

The Company's stockholders approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of authorized shares of common stock available for issuance from 1,500,000 to 1,850,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,361,625	96,578	10,356	4,008,219

Proposal 4.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,716,382	3,033,197	718,980	4,008,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: March 28, 2019	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.